                                 SCHEDULE 14A
                                (Rule 14a-101)

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, For Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          MicroStrategy Incorporated
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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


                            [Logo of MicroStrategy]
                          8000 Towers Crescent Drive
                            Vienna, Virginia 22182

                  Notice of Annual Meeting of Stockholders to
                        be Held on Friday, May 21, 1999

  The Annual Meeting of Stockholders (the "Annual Meeting") of MicroStrategy Incorporated, a Delaware corporation (the "Company"), will be held at the Sheraton Premiere at Tyson's Corner, 8661 Leesburg Pike, Vienna, Virginia 22182 on Friday, May 21, 1999 at 4:00 p.m., local time, to consider and act upon the following matters:

    1. To elect five (5) directors for the ensuing year;

    2. To approve the Company's 1999 Stock Option Plan;

    3. To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year; and

    4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

  Stockholders of record at the close of business on April 16, 1999 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

                                          By Order of the Board of Directors,

                                          /s/ Sanju K. Bansal
                                          Sanju K. Bansal,
                                          Executive Vice President, Chief
                                           Operating Officer and Secretary

Vienna, Virginia
April 22, 1999

  WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                  [LETTERHEAD OF MICROSTRATEGY APPEARS HERE]

                                                                 April 22, 1999

Dear Stockholder:

  It is a pleasure to invite you to our Company's 1999 Annual Meeting of Stockholders on Friday, May 21, 1999, beginning at 4:00 p.m. local time at the Sheraton Premiere at Tyson's Corner, 8661 Leesburg Pike, Vienna, Virginia 22182. This will be MicroStrategy's first Annual Meeting of Stockholders since the Company's initial public offering in June 1998.

  The enclosed proxy statement describes the matters that will be presented at the meeting: (1) the election of five directors for the next year, (2) the approval of the Company's 1999 Stock Option Plan; and (3) the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year. The Board of Directors recommends that stockholders vote "FOR" these proposals.

  A reception for all stockholders will be held immediately following the meeting. We look forward to seeing you there.

                                          Very truly yours,

                                          /s/ Michael J. Saylor
                                          Michael J. Saylor
                                          President, Chief Executive Officer
                                          and Chairman of the Board

                          MICROSTRATEGY INCORPORATED
                          8000 Towers Crescent Drive
                            Vienna, Virginia 22182

            Proxy Statement for the Annual Meeting of Stockholders
                      to be Held on Friday, May 21, 1999

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MicroStrategy Incorporated (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, May 21, 1999 at 4:00 p.m., local time, and at any adjournment of the Annual Meeting. All executed proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, executed proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

  On April 16, 1999, the record date for the determination of stockholders entitled to vote at the Annual Meeting (the "Record Date"), there were outstanding and entitled to vote an aggregate of 7,885,495 shares of Class A Common Stock of the Company, $.001 par value per share ("Class A Common Stock"), and an aggregate of 30,023,373 shares of Class B Common Stock, of the Company, $.001 par value per share ("Class B Common Stock," and together with the Class A Common Stock, the "Common Stock"). Each share of Class A Common Stock entitles the record holder thereof to one vote on each of the matters to be voted on at the Annual Meeting and each share of Class B Common Stock entitles the record holder thereof to ten votes on each of the matters to be voted on at the Annual Meeting.

  The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1998 ("Fiscal Year 1998") is being mailed to stockholders, along with these proxy materials, on or about April 22, 1999.

  A copy of the Company's Annual Report on Form 10-K for Fiscal Year 1998 as filed with the Securities and Exchange Commission (the "SEC"), except for exhibits, will be furnished without charge to any stockholder upon written request to the Secretary of the Company, MicroStrategy Incorporated, 8000 Towers Crescent Drive, Vienna, Virginia 22182.

Votes Required

  The holders of a majority of the votes entitled to be cast by the shares of Common Stock outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

  The affirmative vote of the holders of a plurality of the votes cast by the holders of Common Stock voting on the matter is required for the election of directors and the affirmative vote of a majority of the votes cast by the holders of Common Stock voting on the matter is required to approve the 1999 Stock Option Plan and to ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent auditors for the current year.

  Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on matters that require the affirmative vote of a plurality or a majority of the votes cast by the holders of Common Stock voting on the matter (such as the election of directors, the approval of the 1999 Stock Option Plan and the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors).

Beneficial Ownership of Common Stock

  The following table sets forth the beneficial ownership of the Company's Common Stock as of March 1, 1999 by (i) each person who is known by the Company to beneficially own more than 5% of any class of Common Stock, (ii) by each director or nominee for director, (iii) by each of the executive officers named in the Summary Compensation Table set forth under the caption "Executive Compensation" below (the "Named Executive Officers"), and (iv) all directors and executive officers as a group as of March 1, 1999:

                                            Number of Shares   Percentage of
                                              Beneficially     Common Stock
            Beneficial Owner(1)               Owned(2)(3)    Outstanding(3)(4)
            -------------------             ---------------- -----------------
Michael J. Saylor(5).......................    22,474,662          59.5%
Sanju K. Bansal(6).........................     4,816,979          12.7%
Pilgrim Baxter & Associates(7).............     1,221,700           3.2%
Thomas P. Spahr(8).........................       841,000           2.2%
Eduardo S. Sanchez(9)......................       438,808           1.2%
Charles A. Veley(10).......................       340,000             *
Stephen S. Trundle(11).....................       315,539             *
Mark S. Lynch(12)..........................        25,000             *
Frank A. Ingari(13)........................        14,500             *
Ralph S. Terkowitz(14).....................        11,000             *
Jonathan J. Ledecky(15)....................         1,000             *
All directors and executive officers as a
 group as of March 1, 1999
 (14 persons)(3)...........................    29,295,904          77.5%

--------
 *  Less than 1%
 (1) Each person named below has an address in care of MicroStrategy Incorporated, 8000 Towers Crescent Drive, Vienna, Virginia 22182, except for Pilgrim Baxter & Associates, whose address is 825 Duportail Road, Wayne, Pennsylvania 19087.
 (2) The inclusion of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. In accordance with the rules of the SEC, each stockholder is deemed to beneficially own any shares subject to stock options that are currently exercisable or exercisable within 60 days after March 1, 1999, and any reference below to shares subject to outstanding stock options held by the person in question refers only to such stock options.
 (3) The shares listed in this table are shares of Class B Common Stock except as otherwise set forth in the footnotes to this table. Shares held by the directors and executive officers as a group include options to purchase 269,500 shares of Class A Common Stock that are exercisable within 60 days after March 1, 1999.
 (4) Number of shares deemed outstanding includes 7,765,084 shares of Class A Common Stock and 30,023,373 shares of Class B Common Stock outstanding as of March 1, 1999, plus any shares of Common Stock subject to outstanding stock options held by the person in question.
 (5) Mr. Saylor's holdings of Common Stock consist of 22,424,662 shares of Class B Common Stock (74.7% of the Class B Common Stock outstanding) and 50,000 shares of Class A Common Stock held beneficially by Mr. Saylor as a result of his beneficial ownership in Alcantara LLC and certain trusts. Mr. Saylor's holdings of Class A Common Stock (including the shares of Class A Common Stock issuable upon conversion of his Class B Common Stock) constitute 76.8% the Company's Class A Common Stock outstanding.
 (6) Mr. Bansal's holdings of Common Stock consist of 4,810,979 shares of Class B Common Stock (16.0% of the Class B Common Stock outstanding) and 6,000 shares of Class A Common Stock held beneficially by Mr. Bansal as a result of his beneficial ownership in Shangri-La LLC and certain trusts. Mr. Bansal's holdings of Class A Common Stock (including the shares of Class A Common Stock issuable upon conversion of his Class B Common Stock) constitute 40.2% the Company's Class A Common Stock outstanding.

 (7) Based upon a Form 13G filed with the SEC on April 9, 1999 by Pilgrim Baxter & Associates, Ltd. The holdings of Pilgrim Baxter & Associates Ltd. consist of 1,221,700 shares of Class A Common Stock, representing 15.7% of the Company's Class A Common Stock outstanding.
 (8) Mr. Spahr's holdings of Common Stock consist of 834,000 shares of Class B Common Stock and options exercisable within 60 days after March 1, 1999 for 7,000 shares of Class A Common Stock. Mr. Spahr's holdings of Class A Common Stock (including the shares of Class A Common Stock issuable upon conversion of his Class B Common Stock) constitute 9.8% of the Company's Class A Common Stock outstanding. Mr. Spahr is the Company's Director, Information Systems.
 (9) Mr. Sanchez's holdings of Common Stock consist of 412,408 shares of Class B Common Stock and options exercisable within 60 days after March 1, 1999 for 26,400 shares of Class A Common Stock. Mr. Sanchez's holdings of Class A Common Stock (including the shares of Class A Common Stock issuable upon conversion of his Class B Common Stock) constitute 5.4% of the Company's Class A Common Stock outstanding.
(10) Mr. Veley's holdings of Common Stock consist of 292,000 shares of Class B Common Stock, 20,000 shares of Class A Common Stock and options exercisable within 60 days after March 1, 1999 for 28,000 shares of Class A Common Stock.
(11) Mr. Trundle's holdings of Common Stock consist of 254,939 shares of Class B Common Stock and options exercisable within 60 days after March 1, 1999 for 44,600 shares of Class A Common Stock.
(12) Mr. Lynch's holdings of Common Stock consist of options exercisable within 60 days after March 1, 1999 for 25,000 shares of Class A Common Stock.
(13) Mr. Ingari's holdings of Common Stock consist of 10,000 shares of Class A Common Stock and options exercisable within 60 days after March 1, 1999 for 4,500 shares of Class A Common Stock.
(14) Mr. Terkowitz's holdings of Common Stock consist of 2,000 shares of Class A Common Stock and options exercisable within 60 days after March 1, 1999 for 9,000 shares of Class A Common Stock.
(15) Mr. Ledecky's holdings of Common Stock consist of 1,000 shares of Class A Common Stock.

                             ELECTION OF DIRECTORS

  The persons named in the enclosed proxy will vote to elect as directors the five nominees named below, all of whom are presently directors of the Company, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors. Each director will be elected to hold office until the next annual meeting of stockholders (subject to the election and qualification of his successor and to his earlier death, resignation or removal).

Nominees

  Set forth below, for each nominee, are his name and age, his positions with the Company, his principal occupation and business experience during the past five years and the year of the commencement of his term as a director of the
Company:

  Michael J. Saylor (34) has served as President, Chief Executive Officer and Chairman of the Board of Directors since founding the Company in November 1989. Prior to joining the Company, Mr. Saylor was employed by E.I. du Pont de Nemours & Company as a Venture Manager from 1988 to 1989 and by Federal Group, Inc. as a Consultant from 1987 to 1988. Mr. Saylor received an S.B. in Aeronautics and Astronautics and an S.B. in Science, Technology and Society from the Massachusetts Institute of Technology.

  Sanju K. Bansal (33) has served as Executive Vice President and Chief Operating Officer since 1993 and was previously Vice President, Consulting since joining the Company in 1990. He has been a member of the Board of Directors of the Company since September 1997. Prior to joining the Company, Mr. Bansal was a consultant at Booz Allen & Hamilton, a worldwide technical and management consulting firm, from 1987 to 1990. Mr. Bansal received an S.B. in Electrical Engineering from the Massachusetts Institute of Technology and an M.S. in Computer Science from The Johns Hopkins University.

  Frank A. Ingari (49) has been a member of the Board of Directors of the Company since October 1997. Mr. Ingari is Chief Executive Officer of Growth Ally, L.L.C., a consulting firm specializing in assisting private technology companies in accelerating their growth. Mr. Ingari was Chairman and Chief Executive Officer of Shiva Corporation from 1993 to 1997. Prior to joining Shiva Corporation, Mr. Ingari was Vice President, Marketing at Lotus Development Corporation. From 1991 to 1992, he served as Chairman of the Board of Directors and Chief Executive Officer of ONTOS, Inc., a supplier of object-oriented database management systems and application development software. Mr. Ingari received a B.A. in Creative Writing and U.S. Foreign Relations from Cornell University.

  Jonathan J. Ledecky (41) has been a member of the Board of Directors of the Company since June 1998. Mr. Ledecky founded Building One Services Corporation, which is consolidating the facilities services management industry, in February 1997 and serves as its Chairman of the Board. Mr. Ledecky founded U.S. Office Products in October 1994 and served as its Chairman of the Board until June 1998 and Chief Executive Officer until November 1997. Prior to founding U.S. Office Products, Mr. Ledecky served as President and Chief Executive Officer of Legacy Dealer Capital Fund, Inc., a wholly-owned subsidiary of Steelcase, Inc., the nation's largest manufacturer of office furniture products. Mr. Ledecky is a director of publicly traded Aztec Technology Partners, Navigant International, Unicapital Corporation, School Specialty Inc., U.S.A. Floral Products and Workflow Management. Mr. Ledecky received a B.A. in Government from Harvard University and an M.B.A. from Harvard Business School.

  Ralph S. Terkowitz (48) has been a member of the Board of Directors of the Company since September 1997. Mr. Terkowitz is Vice President, Technology for the Washington Post Company, a position he has held since 1992. Until February 1996, Mr. Terkowitz was Chief Executive Officer, President and publisher of Digital Ink, an Internet publishing venture that launched, among other ventures, WashingtonPost.com and PoliticsNow. Mr. Terkowitz is a director of ICSA, a provider of network security validation for corporations. Mr. Terkowitz is also a founder and advisor to Hiresystems, an internet-based provider of hiring management services. Mr. Terkowitz received an A.B. in Chemistry from Cornell University and an M.S. in Chemical Physics from the University of California, Berkeley.

Board and Committee Meetings

  The Company has a standing Audit Committee of the Board of Directors, which provides the opportunity for direct contact between the Company's independent auditors and the Board. The Audit Committee met twice during Fiscal Year 1998. The current Audit Committee members are Mr. Ingari (Chairman) and Mr. Terkowitz.

  The Company has a standing Compensation Committee of the Board of Directors, which makes compensation decisions regarding the officers of the Company and provides recommendations to the Board regarding compensation programs of the Company. The Compensation Committee met three times during Fiscal Year 1998. The current members of the Compensation Committee are Mr. Terkowitz (Chairman) and Mr. Ingari.

  The Board of Directors met six times during Fiscal Year 1998. Each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he then served.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Class A Common Stock to file with the SEC initial reports of ownership of the Company's Class A Common Stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and holders of 10% of the Company's Class A Common Stock are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the Company's records and written representations by the persons required to file such reports, all filing requirements of Section 16(a) were satisfied with respect to Fiscal Year 1998, except that Thomas Spahr, who is deemed to hold more than 10% of the Company's Class A Common Stock, inadvertently did not timely file a Form 3 (Initial Statement of Beneficial Ownership) in June 1998, a Form 4 (Statement of Changes in Beneficial Ownership) in July 1998 and a Form 5 (Annual Statement of Beneficial Ownership) in February 1999, although the information required by such forms has been subsequently reported by Mr. Spahr.

Directors' Compensation

  Directors do not receive any fees or other cash compensation for serving on the Company's Board of Directors or any of its committees, but directors are reimbursed for their reasonable out-of-pocket expenses arising from attendance of meetings of the Board of Directors or any of its committees or in respect of Company-related business.

  Directors of the Company who are not employees of the Company or any subsidiary ("Outside Directors") are entitled to receive options under the 1997 Director Stock Option Plan (the "1997 Director Plan"). Pursuant to the 1997 Director Plan, Outside Directors are granted options on the following terms: (i) each Outside Director of the Company is granted an option to purchase 45,000 shares of Class A Common Stock upon his or her initial election to the Board of Directors ("Initial Options") and (ii) each Outside Director is granted an option to purchase 5,000 shares of Class A Common Stock of the Company on the date of each annual meeting of stockholders occurring after six months of service on the Board of Directors ("Subsequent Option"). Each option granted under the 1997 Director Plan has an exercise price equal to the fair market value of the Class A Common Stock on the date of grant. Initial Options granted under the 1997 Director Plan become exercisable in equal annual installments over a five-year period and Subsequent Options become exercisable in full on the fifth anniversary of the date of grant. In the event of a merger of the Company with or into another corporation or a sale of all or substantially all of the Company's assets, each option will be assumed or an equivalent option will be substituted by the successor corporation. If the successor corporation does not assume outstanding options, the exercisability of all outstanding options will accelerate. The term of each option granted under the 1997 Director Plan is ten years, provided that, in general, an option may be exercised only while the Outside Director continues to serve as a director of the Company or within 60 days thereafter. In Fiscal Year 1998, options for 55,000 shares of Class A Common Stock were granted under the 1997 Director Plan, of which options to purchase 45,000 shares were Initial Options and options to purchase 10,000 shares were Subsequent Options.

Executive Compensation

 Summary Compensation

  The following table sets forth certain information concerning the compensation for each of the last two fiscal years of the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers for Fiscal Year 1998 and the fiscal year ended December 31, 1997 (the Named Executive Officers).

                          SUMMARY COMPENSATION TABLE

                                               Annual             Long-Term
                                          Compensation(1)        Compensation
                                       ---------------------- ------------------
                                                                    Awards
                                                              ------------------
Name and                               Fiscal                  Number of Shares
Principal Position                      Year   Salary  Bonus  Underlying Options
------------------                     ------ -------- ------ ------------------
Michael J. Saylor.....................  1998  $124,366    --           --
 Chairman of the Board, Chief           1997   124,000 30,000          --
 Executive Officer and President

Mark S. Lynch(2)......................  1998   126,000 65,000      250,000
 Vice President, Finance and            1997    44,135 25,000          --
 Chief Financial Officer

Eduardo S. Sanchez....................  1998   156,627 25,000       50,000
 Vice President,                        1997   122,300    --        54,000
 International Operations

Stephen S. Trundle....................  1998   105,369 20,000          --
 Vice President,                        1997   100,100    --           --
 Technology

Charles A. Veley......................  1998    89,551 75,000       30,000
 Vice President,                        1997    90,250 50,000          --
 Corporate Development

--------
(1) In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other person benefits constituted less than the lesser of $50,000 or 10% of the total annual salary of such Named Executive Officer.
(2) Mr. Lynch joined the Company in September 1997 as Vice President, Finance and Chief Financial Officer. Accordingly, the 1997 information for Mr. Lynch is for the period from September 1, 1997 to December 31, 1997.

 Option Grants Table

  The following table contains information concerning grants of stock options made to each of the Named Executive Officers during Fiscal Year 1998:

                       Option Grants in Last Fiscal Year

                                                     Individual Grants
                         --------------------------------------------------------------------------
                                                                             Potential Realizable
                                                                               Value at Assumed
                                            % of Total                       Annual Rates of Stock
                          Number of Shares   Options                        Price Appreciation for
                         of Class A Common  Granted to Exercise                 Option Term(3)
                          Stock Underlying  Employees  Price Per Expiration -----------------------
Name                     Options Granted(1)  in 1998   Share(2)     Date        5%         10%
----                     ------------------ ---------- --------- ---------- ---------- ------------
Michael J. Saylor.......          --           -- %     $  --         --    $      --  $        --
Mark S. Lynch...........          --           --          --         --           --           --
Eduardo S. Sanchez......       50,000          2.7       20.44    6/16/08      642,650    1,628,650
Stephen S. Trundle......          --           --          --         --           --           --
Charles A. Veley........       30,000          1.6       12.00    6/10/08      226,410      573,750

--------
(1) The options vest over a five-year period and expire on the tenth anniversary of the date of grant.
(2) The exercise price may be paid in cash or in shares of Class A Common Stock valued at fair market value on the exercise date. All stock options were granted with an exercise price equal to the fair market value of the Common Stock as determined by the Board of Directors on the grant date using a revenue multiple valuation methodology.
(3) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the fair market value of the Class A Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

 Option Exercises and Holdings

  The following table sets forth information concerning the number and value of unexercised options held by each of the Named Executive Officers on December 31, 1998. None of the Named Executive Officers exercised any stock options during Fiscal Year 1998.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                         Number of Shares of Class A Common   Value of Unexercised
                            Stock Underlying Unexercised          in-the-Money
                                 Options at Fiscal              Options at Fiscal
                                      Year-End                     Year-End(2)
                         ---------------------------------- -------------------------
Name                         Exercisable/Unexercisable      Exercisable/Unexercisable
----                     ---------------------------------- -------------------------
Michael J. Saylor.......               --/--                  $       --/$--
Mark S. Lynch...........           50,000/200,000             $1,450,000/$5,800,000
Eduardo S. Sanchez......           21,200/108,800             $  635,600/$2,289,400
Stephen S. Trundle......           40,400/60,600              $1,252,400/$1,878,600
Charles A. Veley........           28,000/72,000              $  847,000/$1,855,500

--------
(1) Represents the difference between the exercise price and the fair market value of the Class A Common Stock on the date of exercise.
(2) Value is determined by subtracting the exercise price per share from the fair market value of the Class A Common Stock on December 31, 1998 ($31.50 per share), multiplied by the number of shares underlying the options.

Employment Agreements

  Employees of the Company are generally required to enter into confidentiality agreements prohibiting the employees from disclosing any confidential or proprietary information of the Company. In addition, the agreements generally provide that upon termination, an employee will not work for a competitor and will not solicit Company customers and employees for a period of one year. At the time of commencement of employment, the Company's employees also generally sign offer letters specifying certain basic terms and conditions of employment. Otherwise, employees of the Company are not subject to written employment agreements.

Certain Relationships and Related Transactions

 Equity Issuance, Stockholder Loans and Loan Guarantees

  Effective January 1, 1998, the Company issued a total of 1,401,641 shares of Common Stock to Messrs. Saylor and Bansal to purchase their approximately 21% minority interest in certain of the Company's foreign subsidiaries. As a result of such exchange, each such subsidiary became wholly-owned by the Company. The transaction and the valuation of the percentage interests held by each of Messrs. Saylor and Bansal for purposes of determining the number of shares of Common Stock to be issued to each of them respectively was reviewed and approved by the disinterested members of the Board of Directors. Mr. Saylor received 1,134,662 shares of Common Stock in the exchange (all of which were converted into shares of Class B Common Stock immediately prior to the Company's initial public offering) and Mr. Bansal received 266,979 shares of Common Stock (all of which were converted into shares of Class B Common Stock immediately prior to the Company's initial public offering). The Company's cost to acquire the minority interest in foreign subsidiaries was approximately $5.6 million using a fair value of $4.00 per share as of January 1, 1998 and a valuation approved by the Board of Directors that assigned approximately 20% of the Company's total market value to the foreign subsidiaries.

  The Company declared a $10.0 million dividend to its stockholders prior to the initial public offering. This dividend was paid in the form of the Dividend Notes prior to the termination of the Company's S corporation election, which occurred immediately before completion of the initial public offering. The Company intends to repay the Dividend Notes from cash flows generated from operations, current available cash and cash equivalents. As of March 1, 1999, $7.5 million of the Dividend Notes had been repaid, including repayments of $7.2 million to certain of the Company's officers and directors.

  The Company has on occasion made certain open, non-interest bearing advances to Mr. Saylor and Mr. Bansal. These advances resulted primarily from the Company's paying S corporation taxes for these individuals and other miscellaneous expenses since the Company's inception. There have been no such advances outstanding since the Company's initial public offering closed in June of 1998.

  Prior to the Company's initial public offering, Mr. Saylor guaranteed amounts outstanding under the Company's loan agreement with a commercial bank to the extent that amounts outstanding exceeded $2.0 million. Mr. Saylor's liability was capped at $2.0 million. This guarantee terminated when the initial public offering closed in June of 1998. Mr. Saylor did not receive any compensation for providing the guarantee.

 Stock Purchases

  In connection with the Company's initial public offering, Messrs. Terkowitz, Ingari, Ledecky and Klein purchased 2,000, 10,000, 1,000 and 2,500 shares of Class A Common Stock, respectively.

                            COMPENSATION COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION

  This report addresses the compensation policies of the Company applicable to its officers during Fiscal Year 1998. The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"), which is comprised of two non-employee directors. The Committee is responsible for determining the compensation package of each executive officer, including the Chief Executive Officer. In Fiscal Year 1998, the Board of Directors did not modify in any material way or reject any action or recommendation of the Committee with respect to executive officer compensation.

Executive Compensation Policy

  The objectives of the Committee in determining executive compensation are
(i) to recognize and reward exceptional performance by the Company's executives, (ii) to provide incentives for high levels of current and future performance, and (iii) to align the objectives and rewards of Company executives with those of the stockholders of the Company. The Committee believes that an executive compensation program that achieves these objectives will not only properly motivate and compensate the Company's current officers, but will enable the Company to attract other officers that may be needed by the Company in the future. The executive compensation program is implemented through three principal elements--base salary, bonus and stock option grants.

Executive Officer Compensation

  In setting base salaries for Fiscal Year 1998, the Committee used a subjective evaluation process considering the performance of the Company, the officer's position, level and scope of responsibility, as well as the recommendations of management with respect to base salary for such executive officer. The Committee also generally sought to set salaries at levels that, in the opinion of the members of the Committee, approximate the salary levels for companies that are comparable to the Company.

  Bonuses are awarded principally on the basis of the Company's performance during the period and on the Committee's assessment of the extent to which the executive officer contributed to the overall performance of the Company or a particular department of the Company for a specific period. In awarding performance-based bonuses for Fiscal Year 1998, the Committee sought to set such bonuses at a level that would provide executive officers eligible to receive such bonuses with a strong incentive to contribute to the success and profitability of the Company. During Fiscal Year 1998, a total of $220,000 was paid in bonuses to six executive officers of the Company.

  In a further attempt to link compensation to the long-term performance of the Company, the Committee awarded stock options to certain executive officers. In Fiscal Year 1998, option awards were made based principally on the recommendations of management. All of the options granted under the Amended and Restated 1996 Stock Plan (the "1996 Stock Plan") in Fiscal Year 1998 were incentive stock options with an exercise price that was equal to the fair market value of the Class A Common Stock on the option grant date. Generally, the options granted under the 1996 Stock Plan vest ratably over a five-year period on the anniversary date of the option grant date. Under the 1996 Stock Plan, an aggregate of 120,250 stock options were granted to three executive officers of the Company during Fiscal Year 1998. It has been the practice of the Committee to fix the exercise price of options granted at 100% of the fair market value of the Class A Common Stock on the date of grant.

Chief Executive Officer Compensation

  The Committee believes that the base salary paid to Mr. Saylor in Fiscal Year 1998 was justified in light of the significant and material contributions of Mr. Saylor to the day-to-day business operations of the Company, the consummation in Fiscal Year 1998 of the Company's initial public offering and the preparations in 1999 for the Company's follow-on offering. Mr. Saylor did not receive a bonus with respect to Fiscal Year 1998. The Committee did not make any stock option or other stock-based incentive awards to Mr. Saylor during Fiscal Year 1998. In the subjective view of the Committee, Mr. Saylor's base salary is below the median base salary and bonus awarded by comparable companies to their Chief Executive Officers. The Committee determined that, given Mr. Saylor's substantial beneficial ownership of the Company's Common Stock, his long-term interests in the performance and profitability of the Company are aligned with those of other stockholders and, accordingly, no additional financial or stock-based incentives were warranted.

Section 162(m) of the Internal Revenue Code

  The Committee also takes into account, to the extent it believes appropriate, the limitations on the deductibility of executive compensation imposed by Section 162(m) of the Internal Revenue Code in determining compensation levels and practices.

                                          COMPENSATION COMMITTEE

                                          Ralph S. Terkowitz
                                          Frank A. Ingari

                            STOCK PERFORMANCE GRAPH

  The following graph compares the cumulative total stockholder return on the Class A Common Stock of the Company from June 11, 1998 (the date the Company's shares of Class A Common Stock were first offered to the public) to December 31, 1998 (the end of Fiscal Year 1998) with the cumulative total return of (i) the CRSP Total Return Index for the Nasdaq National Market (U.S. Companies) (the "Nasdaq Index") and (ii) a peer group of companies consisting of Information Advantage, Inc., Business Objects, Cognos, Inc., Brio Industries, Inc. and Actuate Software Corporation (the "Peer Index"). This graph assumes the investment of $100.00 on June 11, 1998 in the Company's Class A Common Stock, the Nasdaq Index and the Peer Index, and assumes any dividends are reinvested. Measurement points are June 11, 1998 and December 31, 1998 (the date the Company's shares of Class A Common Stock were first offered to the public and the Company's last fiscal year end, respectively).




                        [Comparison Graph Appears Here]

                                                     June 11, 1998 Dec. 31, 1998
                                                     ------------- -------------
Microstrategy Incorporated..........................     $100         $262.50
Nasdaq Index........................................     $100         $125.00
Peer Index..........................................     $100         $114.13

                      APPROVAL OF 1999 STOCK OPTION PLAN

  On April 20, 1999, the Board of Directors of the Company adopted, subject to stockholder approval, the 1999 Stock Option Plan (the "1999 Plan"). Up to 2,500,000 shares of Class A Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 1999 Plan. If the Company's stockholders approve the 1999 Plan, the Company intends to amend the 1996 Plan to eliminate the ability of the Company to issue any additional options under the 1996 Plan after the date of stockholder approval of the 1999 Plan. As of April 16, 1999, there were remaining for grant under the 1996 Plan options to purchase up to an additional 1,470,148 shares of Class A Common Stock. The Company intends to grant options under the 1996 Plan between April 16, 1999 and the date of the Annual Meeting only in the ordinary course of business.

  The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, the Board of Directors believes adoption of the 1999 Plan is in the best interests of the Company and its stockholders and recommends a vote FOR this proposal.

Summary of the 1999 Plan

  The following is a brief summary of the 1999 Plan.

 Description of Awards

  The 1999 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and nonstatutory stock options (collectively "Awards").

  Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of Class A Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to, or greater than the fair market value of the Class A Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Class A Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). The 1999 Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check, or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Class A Common Stock, by delivery to the Company of a promissory note, or by any other lawful means.

 Eligibility to Receive Awards

  Officers, employees, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 1999 Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which an Award may be granted to any participant under the 1999 Plan may not exceed 500,000 shares per calendar year.

  As of March 31, 1999, approximately 1,042 persons were eligible to receive Awards under the 1999 Plan, including the Company's 13 executive officers. The granting of Awards under the 1999 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

  On March 31, 1999, the last reported sale price of the Company Class A Common Stock on the Nasdaq National Market was $19.25.

 Administration

  The 1999 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 1999 Plan and to interpret the provisions of the 1999 Plan. Pursuant to the terms of the 1999 Plan, the Board of Directors may delegate authority under the 1999 Plan to one or more committees of the Board, and subject to certain limitations, to one or more executive officers of the Company. The Board has authorized the Compensation Committee to administer certain aspects of the 1999 Plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the 1999 Plan, the Board of Directors, the Compensation Committee, or any other committee or executive officer to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Class A Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options and (iii) the duration of options.

  The Board of Directors is required to make appropriate adjustments in connection with the 1999 Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. In the event of a merger or other Acquisition Event (as defined in the 1999 Plan), the Board of Directors must provide for outstanding Options to be assumed, or substituted for, by the acquiring or succeeding corporation. In the event that the acquiring or succeeding corporation does not agree to assume, or substitute for, such Options, the exercisability of all outstanding Options will accelerate. In certain circumstances, the Board of Directors may also provide for a cash out of the value of any outstanding options. If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Class A Common Stock covered by such Award will again be available for grant under the 1999 Plan.

 Amendment or Termination

  No Award may be made under the 1999 Plan after April 21, 2009, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 1999 Plan, except that no Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Company's stockholders.

Federal Income Tax Consequences

  The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 1999 Plan and with respect to the sale of Class A Common Stock acquired under the 1999 Plan.

 Incentive Stock Options

  In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Class A Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

  Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

  If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

  If a participant sells ISO Stock for less than the exercise price, then the participant will recognize a capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

 Nonstatutory Stock Options

  As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Class A Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

  With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

 Maximum Income Tax Rates on Capital Gain and Ordinary Income

  Long-term capital gain will be taxable at a maximum rate of 20% if attributable to Class A Common Stock held for more than one year. Short-term capital gain and ordinary income will be taxable at a maximum rate of 39.6%. Phaseouts of personal exemptions and reductions of allowable itemized deductions at higher levels of income may result in slightly higher marginal tax rates. Ordinary compensation income will also be subject to a medicare tax and, under certain circumstances, a social security tax.

 Tax Consequences to the Company

  The grant of an Award under the 1999 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Class A Common Stock acquired under the 1999 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1999 Plan, including as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code. The Company will have a withholding obligation with respect to any ordinary compensation income recognized by participants under the 1999 Plan who are employees or otherwise subject to withholding in connection with the exercise of a nonstatutory stock option.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors has selected the firm of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year. Although stockholder approval of the Board of Directors' selection of PricewaterhouseCoopers LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection of PricewaterhouseCoopers LLP.

  Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

  The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

  All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and employees, without additional remuneration, may solicit proxies in person or by telephone, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

Stockholder Proposals

  Proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders (the "2000 Annual Meeting") must be received by the Company at its principal offices, 8000 Towers Crescent Drive, Vienna, Virginia 22182 not later than December 26, 1999 for inclusion in the proxy materials for the 2000 Annual Meeting. The Company suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary of the Company.

  If a stockholder of the Company wishes to present a proposal before the 2000 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy card, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice by March 7, 2000. If a stockholder fails to provide timely notice of a proposal to be presented at the 2000 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

                                          By Order of the Board of Directors,

                                          /s/ Sanju K. Bansal

                                          Sanju K. Bansal, Executive Vice
                                           President, Chief Operating Officer
                                           and Secretary

April 22, 1999

  THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN IF THEY HAVE SENT IN THEIR PROXIES.

                           MICROSTRATEGY INCORPORATED

                             1999 STOCK OPTION PLAN
                             ----------------------

1.   Purpose
     -------

     The purpose of this 1999 Stock Option Plan (the "Plan") of MicroStrategy Incorporated, a Delaware corporation (the "Company"), is to enhance the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future subsidiary corporations as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2.   Eligibility
     -----------

     All of the Company's employees, officers, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

3.   Administration, Delegation
     --------------------------

     (a) Administration by Board of Directors.  The Plan will be administered by
         ------------------------------------
the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

     (b) Delegation to Executive Officers.  To the extent permitted by
         --------------------------------
applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

     (c) Appointment of Committees.  To the extent permitted by applicable law,
         -------------------------
the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.   Stock Available for Awards
     --------------------------

     (a) Number of Shares.  Subject to adjustment under Section 6, Awards may be
         ----------------
made under the Plan for up to 2,500,000 shares of Class A Common Stock, $0.001 par value per share, of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) Per-Participant Limit.  Subject to adjustment under Section 6, for
         ---------------------
Awards granted after the Common Stock is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the maximum number of shares of Common Stock with respect to which an Award may be granted to any Participant under the Plan shall be 500,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with
Section 162(m) of the Code.

5.   Stock Options
     -------------

     (a) General.  The Board may grant options to purchase Common Stock (each,
         -------
an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

     (b) Incentive Stock Options.  An Option that the Board intends to be an
         -----------------------
"incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

     (c) Exercise Price.  The Board shall establish the exercise price at the
         --------------
time each Option is granted and specify it in the applicable option agreement.

     (d) Duration of Options.  Each Option shall be exercisable at such times
         -------------------
and subject to such terms and conditions as the Board may specify in the applicable option agreement.

     (e) Exercise of Option.  Options may be exercised by delivery to the
         ------------------
Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     (f) Payment Upon Exercise.  Common Stock purchased upon the exercise of an
         ----------------------
Option granted under the Plan shall be paid for as follows:

          (1) in cash or by check, payable to the order of the Company;

          (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

          (3) to the extent permitted by the Board, in its sole discretion, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock was owned by the Participant at least six months prior to such delivery;

          (4) to the extent permitted by the Board, in its sole discretion by
(i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

          (5) by any combination of the above permitted forms of payment.

     (g) Buyout Provisions.  The Board may at any time offer to purchase for a
         -----------------
payment in cash, promissory note or shares of Common Stock, an Option previously granted, based on such terms and conditions as the Board shall establish and communicate to the Participant at the time that such offer is made.

6.   Adjustments for Changes in Common Stock and Certain Other Events
     ----------------------------------------------------------------

     (a) Changes in Capitalization.  In the event of any stock split, reverse
         -------------------------
stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, and (iv) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 6(a) applies and Section 6(c) also applies to any event, Section 6(c) shall be applicable to such event, and this Section 6(a) shall not be applicable. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

     (b) Liquidation or Dissolution.  In the event of a proposed liquidation or
         --------------------------
dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Award granted under the Plan at the time of the grant of such Award.

     (c)  Acquisition Events
          ------------------

          (1) Definition.  An "Acquisition Event" shall mean:
              ----------

               (a) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property; or

               (b) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

          (2) Effect on Options.  Upon the occurrence of an Acquisition Event,
              -----------------
     or the execution by the Company of any definitive agreement with respect to an Acquisition Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided
                                                                    --------
     that if the acquiring or succeeding corporation (or an affiliate thereof)
     ----
     does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all of the then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event, and will terminate immediately prior to the occurrence of the Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the
     --------  -------
     terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to the outstanding Options held by such Participant (whether or not exercisable) exceeds (B) the aggregate exercise price of such Options. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the
                                          --------  -------
     consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

7.   General Provisions Applicable to Awards
     ---------------------------------------

     (a) Transferability of Awards.  Except as the Board may otherwise determine
         -------------------------
or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     (b) Documentation.  Each Award shall be evidenced by a written instrument
         -------------
in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

     (c) Board Discretion.  Except as otherwise provided by the Plan, each Award
         ----------------
may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

     (d) Termination of Status.  The Board shall determine the effect on an
         ---------------------
Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator or guardian may exercise rights under the Award.

     (e) Withholding.  Each Participant shall pay to the Company, or make
         -----------
provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     (f) Amendment of Award.  The Board may amend, modify or terminate any
         ------------------
outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     (g) Conditions on Delivery of Stock.  The Company will not be obligated to
         -------------------------------
deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     (h) Acceleration.  The Board may at any time provide that any Options shall
         ------------
become immediately exercisable in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

8.   Miscellaneous
     -------------

     (a) No Right To Employment or Other Status.  No person shall have any claim
         --------------------------------------
or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     (b) No Rights As Stockholder.  Subject to the provisions of the applicable
         ------------------------
Award, no Participant shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

     (c) Effective Date and Term of Plan.  The Plan shall become effective on
         -------------------------------
the date on which it is adopted by the Board, but no Award granted to a Participant designated by the Board as subject to Section 162(m) of the Code by the Board shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

     (d) Amendment of Plan.  The Board may amend, suspend or terminate the Plan
         -----------------
or any portion thereof at any time, provided that to the extent required by
Section 162(m) of the Code, no Award granted after the date of such amendment to a Participant designated as subject to Section 162(m) by the Board shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant), unless and until such amendment shall have been approved by the Company's stockholders as required by Section 162(m) (including the vote required under Section 162(m)).

     (e) Governing Law.  The provisions of the Plan and all Awards made
         -------------
hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

PROXY                          MICROSTRATEGY INCORPORATED                  PROXY

      PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 21, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, revoking all prior proxies, hereby appoint(s) Michael J. Saylor, Mark S. Lynch and Jonathan F. Klein, and each of them, with full power of substitution in each of them, as proxies to represent and vote, as designated herein, all shares of stock of MicroStrategy Incorporated (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Sheraton Premiere at Tysons Corner, 8661 Leesburg Pike, Vienna, Virginia 22182 on Friday, May 21, 1999, at 4:00 p.m. local time, and at any adjournment thereof (the "Annual Meeting").

     In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the Annual Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Annual Meeting.

  PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID
                                RETURN ENVELOPE.

1. To elect the following five (5) directors listed at right (except as marked below) for the ensuing year.

     NOMINEES: Michael J. Saylor, Sanju K. Bansal, Frank A. Ingari, Jonathan J. Ledecky and Ralph S. Terkowitz
      ___                                 ___
     /__/   FOR all nominees             /__/   WITHHOLD AUTHORITY to vote
            (except as marked below)            for all nominees


     INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PRINT THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.


  ____________________________________________________________________________

                 (Continued, and to be signed, on reverse side)

2.   To approve the Company's 1999 Stock Option Plan.

             ___              ___                      ___
            /__/   FOR       /__/   AGAINST           /__/   ABSTAIN


3. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year.

             ___              ___                      ___
            /__/   FOR       /__/   AGAINST           /__/   ABSTAIN




                                              Dated......................, 1999



                                             ...................................
                                                   Signature



                                             ...................................
                                                   Signature if held jointly

                                             Note: Please sign exactly as name
                                             appears above.
                                             If stock is registered in the names
                                             of two or more persons, each should
                                             sign. Executors, administrators,
                                             trustees, guardians, attorneys and
                                             corporate officers should add their
                                             titles.